UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2014

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the “Commission”) solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”

On February 10, 2014, Famous Dave’s of America, Inc. (the “Company”) issued a press release reporting certain financial results for the Company’s 2013 fiscal year ended December 29, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

On February 12, 2014, the Company issued a press release reporting the financial results for its fourth quarter and fiscal year ended December 29, 2013. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, John F. Gilbert III, resigned as Chief Executive Officer of Famous Dave’s of America, Inc. (the “Company”) and as a member of the Company’s Board of Directors, effective immediately.

Also on February 10, 2014, the Company appointed Edward H. Rensi, a member of the Company’s Board of Directors, to serve as interim Chief Executive Officer. Mr. Rensi’s employment with the Company is governed by an employment offer letter dated February 10, 2014. Under the employment offer letter, Mr. Rensi will receive an annualized base salary of $300,000 in accordance with the Company’s standard payroll practices, and is eligible for performance based cash bonuses in the discretion of the Company’s Board of Directors and the compensation committee. Mr. Rensi is also entitled to reimbursement of travel and housing expenses in the amount of up to $2,000 per month. As contemplated by the employment offer letter, on February 10, 2014 the Company granted to Mr. Rensi a five-year, 25,000 share stock option award under the Company’s Amended and Restated 2005 Stock Incentive Plan. The award was immediately vested with respect to 12,500 shares and will vest with respect to the remaining 12,500 on February 10, 2015 so long as Mr. Rensi remains a director or employee of, or a consultant to, the Company.

Mr. Rensi, age 69, was appointed to the Company’s Board of Directors on January 10, 2014. He is a founder of America’s Better Burger, LLC, d/b/a Tom & Eddie’s, and has served as its President and Chief Executive Officer since 2009. He was an owner and Chief Executive Officer of Team Rensi Motorsports, which competed in the NASCAR Nationwide Series, from 1998 until January 2013. Mr. Rensi was President of McDonald’s U.S.A., a food service organization, from 1984 to 1991, and served as President and Chief Executive Officer from 1991 to 1997. Mr. Rensi currently serves as a director of Snap-On Incorporated. Mr. Rensi previously served as a director of Great Wolf Resorts, Inc. until May 2012, International Speedway Corporation until April 2012, and Freedom Group, Inc. until 2011. Mr. Rensi earned a Bachelor of Science degree in business education from The Ohio State University.

A copy of the Company’s press release dated February 10, 2014 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Famous Dave’s of America, Inc. Press Release dated February 10, 2014

99.2	Famous Dave’s of America, Inc. Press Release dated February 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: February 12, 2014	By:	/s/ Diana G. Purcel
Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Famous Dave’s of America, Inc. Press Release dated February 10, 2014

99.2	Famous Dave’s of America, Inc. Press Release dated February 12, 2014